Exhibit 5.2

[Letterhead of Greenberg Traurig, LLP]

December 11, 2009

American Casino & Entertainment Properties LLC
2000 Las Vegas Boulevard South
Las Vegas, Nevada 89104

ACEP Finance Corp.
2000 Las Vegas Boulevard South
Las Vegas, Nevada 89104

Re:           Registration Statement on Form S-1
$375,000,000 Principal Amount of
11% Senior Secured Notes due 2014

Ladies and Gentlemen:

We have acted as special Nevada counsel to Aquarius Gaming LLC, a Nevada limited-liability company, Arizona Charlie’s, LLC, a Nevada limited-liability company, Fresca, LLC, a Nevada limited-liability company, and Stratosphere Gaming LLC, a Nevada limited-liability company (collectively, the “Nevada Guarantors”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of (i) $375,000,000 principal amount of 11% Senior Secured Notes due 2014 (the “Notes”) of American Casino & Entertainment Properties LLC, a Delaware limited liability company (the “Company”), and ACEP Finance Corp., a Delaware corporation (together with the Company, the “Issuers”), to be issued in exchange for the Issuers’ outstanding 11% Senior Secured Notes due 2014 (the “Existing Notes”) pursuant to the Indenture, dated as of August 14, 2009 (the “Indenture”), among the Issuers, the subsidiaries of the Company listed on Annex A hereto, including the Nevada Guarantors (collectively, the “Guarantors”) and The Bank of New York Mellon, as trustee (the “Trustee”), and (ii) the Guarantees (the “Guarantees”) of each of the Guarantors endorsed upon the Notes, in each case to be offered solely for market-making purposes by an affiliate of the Issuers.

In connection with this opinion, we have examined the articles of organization and operating agreement of each of the Nevada Guarantors, such other records of the limited-liability company proceedings of the Nevada Guarantors and certificates of the Nevada Guarantors as we have deemed relevant, as well as the Registration Statement, including the Prospectus, and the exhibits thereto.

In our capacity as special Nevada counsel to the Nevada Guarantors in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Nevada Guarantors in connection with the authorization and issuance of the Notes and the Guarantees.

American Casino & Entertainment Properties LLC
ACEP Finance Corp

December 11, 2009

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

While certain members of our firm are admitted to practice in other jurisdictions, for purposes of this letter, we have examined only the laws of the State of Nevada.  No opinion is expressed herein with respect to (i) the qualification of the Notes or Guarantees under the securities or blue sky laws of any federal, state or any foreign jurisdiction, (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof, (iii) tax, insolvency, antitrust, pension, employee benefit, environmental, intellectual property, banking, insurance, labor, and health and safety laws or (iv) any county, municipality or other political subdivision or local governmental agency or authority laws.

Based upon the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion, when (i) the registration statement on Form S-1 relating to the Notes and the Guarantees has become effective under the Act and (ii) the Notes and Guarantees have been duly executed and issued and, in the case of the Notes, authenticated and delivered in accordance with the Indenture and issued and exchanged for Existing Notes as contemplated by an effective registration statement on Form S-4 relating to the Notes, that:

1.           Each of the Nevada Guarantors is a limited-liability company organized and validly existing under the laws of the State of Nevada.

2.           Each of the Nevada Guarantors has the limited-liability company power to execute, deliver and perform their respective obligations under the Indenture and the Guarantees.

3.           Each of the Nevada Guarantors has taken all necessary limited-liability company action to authorize the execution and delivery of and performance of its obligations under the Indenture and the Guarantees, and has duly executed and delivered the Indenture.

4.           We note that the Indenture and the Guarantees provide that they are to be governed by and construed in accordance with the law of the State of New York.  Nevada courts, in applying Nevada law, will give effect to such provision as long as the parties upon and choosing the laws of the State of New York as the governing law of the Indenture and the Guarantees, (a) acted in good faith and not for the purpose of evading the law of the real situs of the Indenture and the Guarantees and (b) the laws of the State of New York have a substantial relationship to the Indenture and the Guarantees.

American Casino & Entertainment Properties LLC
ACEP Finance Corp

December 11, 2009

5.           The execution and delivery by the Nevada Guarantors of the Indenture and the Guarantees, and the performance by the Nevada Guarantors of their respective obligations under the Indenture and the Guarantees, do not require the Nevada Guarantors to obtain any approval by or make any filing with any governmental authority under any statute, rule or regulation of the State of Nevada, other than approvals and filings previously obtained or made and in full force and effect.

6.           The execution and delivery of the Indenture by the Nevada Guarantors has not violated (i) any applicable statute, rule or regulation of the State of Nevada or (ii) the respective articles of organization and operating agreement.  If executed and delivered on the date hereof, the execution and delivery of the Guarantees by the Nevada Guarantors would not violate (i) any applicable statute, rule or regulation of the State of Nevada or (ii) the respective articles of organization and operating agreement.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matter.  This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and to the reference to our firm contained in the Prospectus under the heading “Validity of the New Notes.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP

ANNEX A

Subsidiary Guarantors

Subsidiary Guarantor	State of Incorporation or Organization
Aquarius Gaming LLC	Nevada
Arizona Charlie’s, LLC	Nevada
Charlie’s Holding LLC	Delaware
Fresca, LLC	Nevada
Stratosphere Advertising Agency LLC	Delaware
Stratosphere Development, LLC	Delaware
Stratosphere Gaming LLC	Nevada
Stratosphere Land LLC	Delaware
Stratosphere Leasing, LLC	Delaware
Stratosphere LLC	Delaware
W2007 ACEP First Mezzanine A Borrower, L.P.	Delaware
W2007 ACEP First Mezzanine A Gen-Par, L.L.C.	Delaware
W2007 ACEP First Mezzanine B Borrower, L.P.	Delaware
W2007 ACEP First Mezzanine B Gen-Par, L.L.C.	Delaware
W2007 Aquarius Gen-Par, L.L.C.	Delaware
W2007 Aquarius Propco, L.P.	Delaware
W2007 Arizona Charlie’s Gen-Par, L.L.C.	Delaware
W2007 Arizona Charlie’s Propco, L.P.	Delaware
W2007 Fresca Gen-Par, L.L.C.	Delaware

W2007 Fresca Propco, L.P.	Delaware
W2007 Stratosphere Gen-Par, L.L.C.	Delaware
W2007 Stratosphere Land Gen-Par, L.L.C.	Delaware
W2007 Stratosphere Land Propco, L.P.	Delaware
W2007 Stratosphere Propco, L.P.	Delaware